UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	December 20, 2017

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2017, Severn Bancorp, Inc. (the “Company”) entered into a letter agreement (the “Warrant Letter Agreement”) with the United States Department of the Treasury (the “Treasury”). Pursuant to the Warrant Letter Agreement, the Company repurchased from the Treasury a warrant to purchase 556,976 shares of common stock at an exercise price of $6.30 per share (the “Warrant”), issued to the Treasury on November 21, 2008, in connection with the Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program. The Company paid an aggregate purchase price of $520,000 for the repurchase of the Warrant, which was subsequently cancelled. The Warrant Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On December 21, 2017, the Company issued a press release announcing the repurchase of the Warrant.  A copy of this press release is attached as Exhibit 99.1 to this report.

ITEM 9.01	FINNACIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

No.	Description

10.1	Warrant Letter Agreement, dated December 20, 2017, between the Company and the Treasury, with respect to the repurchase of the Warrant.

99.1	Press Release of Severn Bancorp, Inc., dated December 21, 2017 announcing the repurchase of the Warrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: December 29, 2017	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer